This Consulting Services Plan (the "Plan") is made as of the 24th day September 2002 by Genesis Bioventures, Inc. (the "Company") for the Company's overseas consultant ("the Recipient").

RECITALS:

           The Company desires under agreement to grant to Recipient in exchange for services provided by Recipient to the Company, shares of the common stock of the Company ( "Common Stock"), pursuant to the provisions set forth herein;

         1. Grant of Shares. The Company shall grant to the Recipient, from time to time shares of Common Stock (the "Shares") in an amount not to aggregate more than 200,000 shares.

         2. Services. Recipient shall continue to provide bona fide consulting services to the Company not in connection with capital raising activities.

         3. Compensation. Recipient's compensation is the Shares identified herein. The parties agree the Shares are valued at $.10 each. Recipient is responsible for all income taxes.

         4. Registration. Notwithstanding anything to the contrary contained herein, the Shares will be registered on Form S-8 Registration Statement dated no later than the month of September, 2002. See Exhibit "A" attached hereto and made a part hereof by this reference.

         5. Delivery of Shares. The Company shall deliver to the Recipient such shares for services pursuant to the agreement for services between the Company and the Recipient.

         6. Waiver. No waiver is enforceable unless in writing and signed by the waiving party and any waiver shall not be construed as a waiver of any other or subsequent breach.

         7. Amendments. This Plan may not be amended unless by the mutual consent of all of the parties hereto in writing.

         8. Governing Law. This Plan shall be governed by the laws of the State of New York, and the sole venue for any action arising hereunder shall be any Federal or State Court located in New York City, New York.

         9. Assignment and Binding Effect. Neither this Plan nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the


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other parties hereto, except as otherwise provided herein. This Plan shall be binding upon and for the benefit of the parties hereto and their respective heirs and permitted assignees..

         10. Integration and Captions. This Plan includes the entire understanding of the parties hereto with respect to the subject matter hereof. The captions herein are for convenience and shall not control the interpretation of this Plan.

         11. Legal Representation. Each party has been represented by independent legal counsel in connection with this Plan, or each has had the opportunity to obtain independent legal counsel and has waived such right, and no tax advice has been provided to any party by any other party.

         12. Construction. Each party acknowledges having had the opportunity to review, negotiate and approve all of the provisions of this Plan.

         13. Cooperation. The parties agree to execute such reasonable necessary documents upon advice of legal counsel in order to carry out the intent and purpose of this Plan as set forth herein .

         14. Hand-Written provisions. Any hand-written provisions hereon, if any, or attached hereto, which have been initialed by all of the parties hereto, shall control all typewritten provisions in conflict therewith.

         15. Fees, Costs and Expenses. Each of the parties hereto acknowledges and agrees to pay, without reimbursement from the other party , the fees, costs, and expenses incurred by each such party incident to this Plan.

         16. Consents and Authorizations. By the execution herein below, each party (i) acknowledges and agrees that each such party has the full right, power, legal capacity and authority to enter into this Plan, and the same constitutes a valid and legally binding Plan in accordance with the terms, conditions and other provisions contained herein; and (ii) acknowledges the receipt of an executed copy hereof.

         17. Gender and Number. Unless the context otherwise requires, references in this Plan in any gender shall be construed to include all other genders, references in the singular shall be construed to include the plural, and references in the plural shall be construed to include the singular.



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         18. Severability. In the event anyone or more of the provisions of this
Plan shall be deemed unenforceable by any court of competent jurisdiction for any reason whatsoever, this Plan shall be construed as if such unenforceable provision had never been contained herein.



GENESIS BIOVENTURES, INC.

By____________________________                        Date: September 25, 2002
E. Greg McCartney, President

RECIPIENT

Signature _______________________

Print Name ______________________                     Date: September 25, 2002







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                                   EXHIBIT "A"
      TO CONSULTING SERVICES PLAN MADE AS OF THE 24th DAY OF SEPTEMBER 2002
               BETWEEN GENESIS BIOVENTURES INC. AND THE RECIPIENT

General Plan Information

         1. The title of the Plan is: GBI. - 2002 Consulting Service Plan("Plan") and the name of the registrant whose securities are to be offered pursuant to the Plan is Genesis Bioventures Inc. ("Company").

         2. The general nature and purpose of the Plan is to grant consultant shares of the Company not to aggregate more than 200,000 shares as compensation for services rendered and service to be rendered to the Company.

         3. To the best of Company's knowledge, the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

         4. The Company shall act as Plan Administrator. The Company's address is Genesis Bioventures Inc., 1 A - 3033 King George Highway Surrey, B.C. Canada V4P 1B8 The telephone number of the Company is (604) 542 0820





                                  EXHIBIT 10.1



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